UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT No. 1

CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code:  (704) 625-4900

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Explanatory Note

On August 4, 2015, we issued a press release (the “initial press release”) announcing our financial results for the second quarter ended June 30, 2015.  In Exhibit 2 of the initial press release, an income statement caption “Special charges for restructuring activities” has been amended to clearly indicate the line does not include spin-off costs.  In Exhibit 4 of the initial press release, “Net transfers (to) from parent” were inadvertently listed as $75,587,000 instead of $80,589,000 and, as a result, other line items in the condensed consolidated and combined statements of cash flows from continuing operations were impacted accordingly with the opposite effect on operating cash flows from discontinued operations.  Additionally in Exhibit 4, “Other, net” operating cash flow was inadvertently shown as ($2,390,000) instead of $2,390,000. Accordingly, we are furnishing this Current Report on Form 8-K/A attaching a revised press release to correct these errors.

Item 2.02	Results of Operations and Financial Condition.

On August 4, 2015, we issued a press release announcing our financial results for the second quarter ended June 30, 2015.  A copy of the press release is attached as Exhibit 99.1, and the information contained in Exhibit 99.1 is incorporated by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

99.1 Earnings Release dated August 4, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

	By:	/s/ Jenny L. Apker
Jenny L. Apker
Senior Vice President and Chief Financial Officer

August 4, 2015

EXHIBIT INDEX

99.1	Earnings Release dated August 4, 2015

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